Exhibit 4.1

Exhibit 4.1

Number C-—

*—* Shares

Common Stock

CUSIP 05070L 107

THIS CERTIFIES THAT *MR. SAMPLE & MRS. SAMPLE* is the record holder of *ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO* shares of Common Stock of

AUDEO ONCOLOGY, INC.

a Delaware corporation

transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned.

This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. Upon request, stockholders may obtain free of charge from the corporation’s principal office a statement describing the preferences, limitations and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares.

The corporation has caused this certificate to be signed by its duly authorized officers as of

Secretary

President

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

(Brooklyn, NY)

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

Stockholders may obtain upon request and without charge, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof from the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIT GIFT MIN ACT Custodian

(Cust) (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OR ASSIGNEE

Shares of the common stock

represented by the within certificate, and do hereby irrevocably constitute and appoint stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

SIGNATURE(S) MEDALLION GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVING AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15.